As filed with the Securities and Exchange Commission on March 6, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANKLIN RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

13-2670991

(I.R.S. Employer Identification No.)

One Franklin Parkway

San Mateo, California 94403

(650) 312-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Craig S. Tyle

Executive Vice President and General Counsel

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, California 94403

(650) 312-2000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Matthew D. Bloch, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1)
Convertible Securities
Common Stock, par value $.10 per share
Preferred Stock, par value $1.00 per share
Warrants
Units (2)
(1)	Because an unspecified amount of securities registered hereby will be offered pursuant to an automatic shelf registration statement, the issuer has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

Debt Securities

Convertible Securities

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell shares of our common stock, par value $0.10 per share, shares of our preferred stock, par value $1.00 per share, debt securities, convertible securities, warrants or units, together or separately, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. A prospectus supplement may also add to or update information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “BEN” and on the London Stock Exchange under the ticker symbol “FRK”. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks, including the risks described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed with the Securities and Exchange Commission, or the SEC, on November 29, 2007, the risk factors described under the caption “ Risk Factors” section contained in any applicable prospectus supplement and/or risk factors, if any, set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as referenced in page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, our shares of common stock, shares of preferred stock, debt securities, convertible securities, warrants or units as described in this prospectus or any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein, as well as any accompanying prospectus supplements. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please refer to that agreement or document for a complete description of these matters.

You should read this prospectus and any accompanying prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the caption “Where You Can Find More Information”. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of the applicable document. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus nor any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any accompanying prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with any other information.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Franklin Resources”, “we”, “us”, “our”, “our company” or “the company” refer to Franklin Resources, Inc., a Delaware corporation and its direct and indirect subsidiaries.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials on file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website (www.franklinresources.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not a part of this prospectus or our SEC filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC may update and supersede the information in this prospectus and in the information we incorporate by reference. We incorporate by reference the documents listed below and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed on November 29, 2007;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007, filed on February 8, 2008;

•	our Current Reports on Form 8-K filed on January 24, 2008 (solely the information disclosed under Item 8.01 of the report), March 4, 2008 and March 5, 2008; and

•

the description of our common stock contained in our registration statement on Form 8-A (File No. 1-9318), filed on November 6, 1986, including any amendment or report filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are, incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement). Requests for such documents should be directed to our principal executive office, located at:

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, California 94403

Attention: Corporate Secretary

Telephone: (650) 312-2000

FORWARD-LOOKING INFORMATION

This prospectus and the documents that we incorporate by reference contain certain statements that are, or may be considered to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In addition, we may make other written and oral communications from time to time that contain such statements. Forward-looking statements include statements as to industry trends and our future expectations and other matters that do not relate strictly to historical facts and are based on certain assumptions by our management. We generally indicate these statements by words or phrases such as “may”, “will”, “anticipate”, “estimate”, “plan”, “expect”, “believe”, “intend”, “could”, “should”, “foresee”, “continue” and similar words or phrases. These statements discuss, among other things, expected growth, domestic and international development and expansion strategy, and future performance. All of these forward-looking statements are subject to risks, uncertainties and assumptions, which we describe under the caption “Risk Factors” or in the documents we incorporate by reference. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by our forward-looking statements. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them. The forward-looking statements included in this prospectus, the applicable prospectus supplement or the relevant incorporated document are made only as of the date of this prospectus, the applicable prospectus supplement or the relevant incorporated document, as the case may be, and, except as required by law, we undertake no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

OUR COMPANY

We are an investment management company that is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended, and have elected to be a financial holding company under the Gramm-Leach-Bliley Act. Through our wholly-owned direct and indirect subsidiaries, we provide investment management and fund administration services to open-end and closed-end investment companies (including our own family of retail mutual funds), institutional accounts, high net-worth families, individuals and separate accounts in the United States (“U.S.”) and internationally. Our “sponsored investment products” include a broad range of domestic (U.S.) and global/international equity, hybrid, fixed-income and money market mutual funds, as well as other investment products that are sold to the public under the Franklin, Templeton, Mutual Series, Bissett, Fiduciary Trust and Darby brand names. As of January 31, 2008, we had $605.2 billion in assets under our management. In support of our primary business and operating segment, we provide investment management services and other related services, including shareholder services, transfer agency, underwriting, distribution, custodial, trustee and other fiduciary services. In our secondary business and operating segment, banking/finance, we provide clients with select retail banking, private banking and consumer lending services through our bank subsidiaries. Our common stock is traded on the New York Stock Exchange under the trading symbol “BEN” and on the London Stock Exchange under the ticker symbol “FRK”, and is included in the Standard & Poor’s 500 Index. The “Franklin® Templeton® Investments” brand name refers to Franklin Resources, Inc. and its subsidiaries.

Franklin Templeton Investments and its predecessors have been engaged in the investment management and related services business since 1947. Franklin Resources, Inc. was incorporated in Delaware in November 1969. We originated our mutual fund business with the Franklin family of funds, which is now known as the Franklin Funds. We expanded our business, in part, by acquiring companies engaged in the investment management and/or related services business.

Our principal executive offices are located at One Franklin Parkway, San Mateo, California 94403. Our telephone number is (650) 312-2000.

USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of adjusted earnings to fixed charges for each of the periods indicated:

	Three months ended December 31,				Year ended September 30,
	2007		2006		2007		2006		2005		2004		2003
Ratio of adjusted earnings to fixed charges(a)	39.4	x	42.9	x	44.9	x	31.1	x	25.1	x	20.7	x	17.4	x

(a)	For purposes of calculating the ratio of adjusted earnings to fixed charges, adjusted earnings consist of income before taxes and fixed charges, excluding equity in income of investees, minority interest in earnings of consolidated subsidiaries and capitalized interest and including dividends received from equity-method investees. Fixed charges consist of interest expense which includes an interest factor on rent calculated as one-third of rental expense (the approximate portion of rental expense representing interest).

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. Any debt securities offered hereby will be issued under an indenture, dated as of May 19, 1994, as amended and supplemented from time to time, between us and The Bank of New York Trust Company, N.A., as trustee, referred to as the Trustee. A copy of the indenture is filed as an exhibit to the registration statement, which this prospectus constitutes a part of. The following summaries of certain provisions of the indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement.

We are a holding company whose assets consist principally of the stock in our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization or otherwise will be subject to the prior claims of the subsidiary’s creditors, except to the extent that claims as a creditor of the subsidiary may be recognized. In addition, dividends, loans and advances from certain of our subsidiaries may be restricted by net capital requirements under the Exchange Act and under rules of certain regulatory bodies.

General

The indenture does not limit the aggregate principal amount of debt securities which may be issued thereunder and provides that debt securities may be issued from time to time in one or more series. The debt securities will be our unsecured obligations. Neither the indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness we may incur or the amount of other securities we or any of our subsidiaries may issue. The debt securities will rank on a parity with all other unsecured unsubordinated indebtedness.

The terms of any particular series of debt securities will be included in a prospectus supplement and will provide for the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices (expressed as a percentage of their aggregate principal amount) at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates of the debt securities;

•	the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

•

the date or dates from which interest, if any, on the debt securities will accrue or the method or methods, if any, by which the date or dates are to be determined, the interest payment dates, if any, the date or dates on which payment of interest, if any, will commence and the regular record dates for such interest payment dates, if any;

•

the dates, if any, on which and the price or prices at which the debt securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or at the option of the holder, be redeemed by us, and the other detailed terms and provisions of the redemption or purchase;

•

the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

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the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	the denomination or denominations of debt securities;

•

whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the debt securities will be issued as original issue discount securities;

•	each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•

if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•

whether the amount of payments of principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices) and the manner in which the amounts will be determined;

•

whether we or a holder may elect payment of the principal of, premium or interest, if any, on, and additional amounts, if any, in respect of such debt securities in a currency, currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency, currencies, currency unit or units or composite currency or currencies in which such debt securities are denominated or stated to be payable and the currency, currencies, currency unit or units or composite currency or currencies in which these debt securities are to be so payable;

•	if other than the Trustee, the identity of each security registrar, paying agent and authenticating agent;

•	if applicable, the defeasance of certain obligations by us pertaining to debt securities of the series;

•

the person to whom any interest on any registered debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid if other than in the manner provided in the indenture;

•

whether and under what circumstances we will pay additional amounts as contemplated by the indenture (the term “interest”, as used in this prospectus, shall include such additional amounts) on such debt securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	any deletions from, modifications of or additions to the events of default or covenants with respect to any of such debt securities; and

•	any other terms of the series.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such debt security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations applicable to the debt security will be described in the related prospectus supplement.

The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Information with respect to any deletions from, modifications of or additions to the events of default described below or our covenants contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection will be set forth in the prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in the prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. The term “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. These procedures and limitations will be described in the prospectus supplement relating to the offering of the debt securities in bearer form.

Unless otherwise indicated in a prospectus supplement, registered debt securities will be issued in denominations of $1,000 or any integral multiple thereof and bearer debt securities will be issued in denominations of $5,000. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or the exchange.

Unless otherwise described in the applicable prospectus supplement, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and transfer of the debt securities will be registrable, at the corporate trust office of The Bank of New York Trust Company, N.A., as paying agent and security registrar under the indenture, in The City of New York, New York, provided that payments of interest may be made at our option by check mailed to the address appearing in the security register of the person in whose name such registered debt security is registered at the close of business on the regular record date.

Unless otherwise indicated in a prospectus supplement, payment of principal of, premium, if any, and interest, if any, on debt securities in bearer form will be made payable, subject to any applicable laws and regulations, at such office outside the United States as specified in the prospectus supplement and as we may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the prospectus supplement, payment of interest and certain additional amounts on debt securities in bearer form will be made only against surrender of the coupon relating to that interest payment date. Except in limited circumstances, no payment with respect to any debt security in bearer form will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities, referred to as global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a global debt security may not be transferred except as a whole by the depositary for such global debt security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of global debt securities and certain limitations and restrictions relating to a series of bearer global debt securities, will be described in the prospectus supplement relating to that series.

Events of Default

Unless otherwise provided in a prospectus supplement, the following are events of default under the indenture with respect to debt securities of any series:

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

breach of any other covenant or warranty of ours in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of series of debt securities other than that series), continued for 60 days after a written notice of default is given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization involving us or any Material Subsidiary (as defined below);

•

acceleration of indebtedness of ours or any Material Subsidiary in a principal amount in excess of $10,000,000 under the terms of the instrument under which such Indebtedness was issued or secured, if such acceleration is not annulled within 30 days after a written notice of default is given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series as provided in the indenture; and

•	any other event of default provided with respect to debt securities of that series.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration, provided that, among other things, all events of default with respect to that series, other than payment defaults caused by such acceleration, have been cured or waived as provided in the indenture.

“Material Subsidiary” means (a) Franklin Advisers, Inc., a California corporation, (b) Franklin/Templeton Distributors, Inc., a New York corporation, (c) Franklin Templeton Investor Services, LLC, a Delaware limited liability company, (d) Templeton Global Advisers Limited (formerly Templeton, Galbraith & Hansberger, Ltd.), a Bahamas corporation, (e) Templeton Investment Counsel, LLC, a Delaware limited liability company, (f) Franklin Mutual Advisers LLC, a Delaware limited liability company, (g) any other Subsidiary which owns, directly or indirectly, any of the capital stock of any corporation listed in (a) through (f) above or any successor entity and (h) any other Subsidiary with which any corporation listed in (a) through (f) above or any successor entity is merged or consolidated or which acquires or succeeds to a significant portion of the business, properties or assets of any corporation listed in (a) through (f) above or any successor entity.

Additional Provisions

The indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustee and certain other conditions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy, unless each of the following has occurred:

•	the holder has previously given to the Trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee;

•	the Trustee has failed to institute such proceeding within 60 days after receipt of such written request; and

•	the Trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request.

However, the holder of any debt security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any the payment.

We are required to furnish to the Trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would constitute an event or default.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, (i) the portion of the principal amount of an original issue discount security that will be deemed to be outstanding for such purposes will be that portion of the principal amount thereof that could be declared to be due and payable upon acceleration pursuant to the terms of such original issue discount security as of the date of such determination, (ii) the principal amount of any indexed security will be the principal face amount of the indexed security determined on the date of its original issuance and (iii) any debt security owned by us or any other obligor on such debt security or any affiliate of ours or such other obligor shall be deemed not to be outstanding.

Modification and Waiver

We and the Trustee may make modifications and amendments of the indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each affected outstanding debt security:

•	change the stated maturity date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•	reduce the principal amount of, or any premium or rate of interest on, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or the its amount provable in bankruptcy;

•	adversely affect the right of repayment at the option of any holder;

•

change the place of payment of, currency of payment of principal of, or any premium or interest on, any debt security or impair the right to institute suit for the enforcement of any payment on or after the maturity of any debt security; or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal or any premium or interest, or a default in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each affected outstanding debt security of that series.

We and the Trustee may make modification and amendment of the indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another corporation to us and the assumption by the successor corporation of our covenants under the indenture and the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any of our rights or powers under the indenture;

•	to add events of default;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer debt securities;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee;

•

to cure any ambiguity, defect or inconsistency in the indenture, if the action does not adversely affect the interests of holders of debt securities of any series or any related coupons in any material respect;

•

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, if the action does not adversely affect the interests of holders of debt securities of that series or any related coupons in any material respect;

•	to secure the debt securities; and

•

to amend or supplement any provision contained in the indenture or in any supplemental indenture, if the amendment or supplement does not materially adversely affect the interests of the holders of any debt securities then outstanding.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into, or transfer our assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, if the successor corporation assumes our obligations on the debt securities and under the indenture, immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Concerning the Trustee

We and certain of our subsidiaries maintain banking relationships with the Trustee in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share, issuable in one or more series from time to time by resolution of our board of directors.

As of January 31, 2008, we had 238,277,402 shares of common stock and no shares of preferred stock issued and outstanding. Our common stock is listed on the New York Stock Exchange and the London Stock Exchange.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and preferences of any other class or series of our preferred stock outstanding at the time of liquidation, to receive pro rata our net assets.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power, except as our board of directors may provide in the future with respect to any class or series of our preferred stock that it may authorize in the future. Shares of our common stock are not redeemable and have no subscription, conversion or preemptive rights.

Our board of directors has the authority to issue shares of preferred stock by resolution in one or more series of equal rank with such different series, designations, preferences and other relative participating, optional or other special rights, and qualifications, limitations and restrictions thereof, including the number of shares in each series, preferences upon liquidation or dissolution, dividend and conversion rights and rates, and redemption provisions of the shares constituting any class or series, without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights or both.

The transfer agent, registrar and dividend disbursing agent for our common stock is The Bank of New York.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or other types of securities that may be offered.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange, the London Stock Exchange, or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2007 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Debt Securities

Convertible Securities

Common Stock

Preferred Stock

Warrants

Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The table below itemizes the expenses payable by us in connection with the registration and issuance of the securities being registered hereunder. We will bear all expenses of this offering. All amounts shown are estimates.

Securities Act Registration Fee	*
Legal Fees and Expenses	+
Printing Expenses	+
Accounting Fees and Expenses	+
Miscellaneous	+

Total	+

*	Deferred in accordance with Rules 456(b) and 457(r).
+	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation, against liabilities, costs and expenses actually and reasonably incurred by him in his capacity as a director or officer or arising out of such action, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification may be provided where the director, officer, employee or agent has been adjudged by a court to be liable to the corporation, unless a court determines that the person is entitled to such indemnity.

Section 102(b)(7) of the Delaware General Corporation Law also permits a corporation to relieve its directors from personal liability for monetary damages to the corporation or its stockholders for breaches of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith, (iii) intentional misconduct or knowing violation of law, (iv) willful or negligent violations of certain provisions of the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) any transaction from which the director derived an improper personal benefit.

In addition to the above described provisions, our certificate of incorporation, as amended, provides for indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law and relieves our directors from personal liability for a breach of fiduciary duty as a director as set forth in Section 102(b)(7) of the Delaware General Corporation Law.

Our amended and restated by-laws provide that directors or officers who have been successful on the merits or otherwise in a civil or criminal action, suit or proceeding referred to in Section 145(a) or 145(b) of the Delaware General Corporation Law, or in defense of any claim, issue or matter therein, shall be indemnified against expenses, including attorneys' fees and disbursements, and costs actually and reasonably incurred in connection therewith. Moreover, our amended and restated by-laws provide that if a director, officer, employee or agent of the corporation serves or prepares to serve as a witness in any action, suit or proceeding or in any investigation by us or by any securities exchange, we shall indemnify such person against expenses, including attorneys' fees and disbursements, and costs actually and reasonably incurred in connection therewith.

It is our policy to enter into indemnification agreements with directors, some of whom are also executive officers. We refer to these persons as the indemnified persons. The indemnification agreements generally provide for (i) if requested by the indemnified person, the advancing of attorneys’ fees and all other costs, expenses and obligations paid or incurred by the indemnified person in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any Claim and (ii) indemnification of an Indemnified Person to the fullest extent permitted by law against any and all costs, expenses and obligations, judgments, fines, penalties and amounts paid in settlement of such Claim.

A “Claim” consists of participation in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the indemnified person in good faith believes might lead to the institution of any such action, suit or proceeding. However, the term “Claim” does not include any action, suit or proceeding brought by an indemnified person for expenses (including attorneys’ fees) and advance to these expenses incurred by the indemnified person in connection with any claim or action brought by the indemnified person for (i) indemnification or advance of expenses under the agreement or under our certificate of incorporation or by-laws, or (ii) recovery under directors’ and officers’ liability insurance policies, regardless of whether the indemnified person is ultimately determined to be entitled to such indemnification, expense payment or insurance recovery.

Additionally, the indemnification agreements provide that if we pay an indemnified person pursuant to the indemnification agreements, we will be subrogated to the indemnified person’s rights to recover from third parties.

However, the indemnification agreements prohibit such indemnification (i) in connection with any Claim initiated by the indemnified person against us or any director or officer of ours unless we have joined in or consented to the Claim or (ii) if selected members of the Board of Directors or other person or body appointed by the Board of Directors determines that such indemnification is not permitted under applicable law. In the event of such determination, the indemnified person agrees to reimburse us for all amounts that we have advanced to the indemnified person in respect of such indemnification.

The indemnification agreements also provide that if there is a change in control of our company, we will seek legal advice from special, independent counsel selected by the indemnified person and approved by us with respect to matters thereafter arising concerning rights of the indemnified person under the Indemnification Agreement. Additionally, the indemnification agreements provide that if there is a potential change in control, we will, upon written request of the indemnified person, fund a trust to satisfy expenses reasonably anticipated to be incurred in connection with a Claim relating to an indemnifiable event.

We have purchased an insurance policy indemnifying our officers and directors and the officers and directors of our subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with us as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description
1.1	Underwriting Agreement.*

3.1	Certificate of Incorporation of Franklin Resources, Inc., as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to our Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 001-09318) (the “1994 Annual Report”).**

3.2	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed March 1, 1985, incorporated by reference to Exhibit 3(ii) to the 1994 Annual Report.**

3.3	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed April 1, 1987, incorporated by reference to Exhibit 3(iii) to the 1994 Annual Report.**

3.4	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed February 2, 1994, incorporated by reference to Exhibit 3(iv) to the 1994 Annual Report.**

3.5	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed on February 4, 2005, incorporated by reference to Exhibit (3)(i)(e) to our Quarterly Report on Form 10-Q for the period ended December 31, 2004 (File No. 001-09318).**

3.6	Amended and Restated By-laws of Franklin Resources, Inc. (as adopted on March 4, 2008), incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on March 4, 2008 (File No. 001-09318).**

4.1	Indenture, between Franklin Resources, Inc. and The Bank of New York Trust Company, N.A. as successor to Chemical Bank, as trustee, dated as of May 19, 1994, incorporated by reference to Exhibit 4 to our Registration Statement on Form S-3, filed with the SEC on April 14, 1994 (File No. 033-53147).**

5.1	Opinion of Weil, Gotshal & Manges LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

25.1	Statement of eligibility of Trustee.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.
**	Incorporated by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 4th day of March, 2008.

FRANKLIN RESOURCES, INC.

By:	/s/ KENNETH A. LEWIS
Name:	Kenneth A. Lewis
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory E. Johnson, Kenneth A. Lewis and Craig S. Tyle, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form S-3, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ SAMUEL H. ARMACOST Samuel H. Armacost	Director	March 4, 2008

/s/ CHARLES CROCKER Charles Crocker	Director	March 4, 2008

/s/ JOSEPH R. HARDIMAN Joseph R. Hardiman	Director	March 4, 2008

/s/ ROBERT D. JOFFE Robert D. Joffe	Director	March 4, 2008

/s/ CHARLES B. JOHNSON Charles B. Johnson	Chairman of the Board and Director	March 4, 2008

/s/ GREGORY E. JOHNSON Gregory E. Johnson	Director, President and Chief Executive Officer (Principal Executive Officer)	March 4, 2008

/s/ RUPERT H. JOHNSON, JR. Rupert H. Johnson, Jr.	Vice Chairman and Director	March 4, 2008

NAME	TITLE	DATE

/s/ THOMAS H. KEAN Thomas H. Kean	Director	March 4, 2008

/s/ KENNETH A. LEWIS Kenneth A. Lewis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2008

/s/ PETER M. SACERDOTE Peter M. Sacerdote	Director	March 4, 2008

/s/ LAURA STEIN Laura Stein	Director	March 4, 2008

/s/ ANNE M. TATLOCK Anne M. Tatlock	Director	March 4, 2008

/s/ LOUIS E. WOODWORTH Louis E. Woodworth	Director	March 4, 2008

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement.*

3.1	Certificate of Incorporation of Franklin Resources, Inc., as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to our Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 001-09318) (the “1994 Annual Report”).**

3.2	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed March 1, 1985, incorporated by reference to Exhibit 3(ii) to the 1994 Annual Report.**

3.3	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed April 1, 1987, incorporated by reference to Exhibit 3(iii) to the 1994 Annual Report.**

3.4	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed February 2, 1994, incorporated by reference to Exhibit 3(iv) to the 1994 Annual Report.**

3.5	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed on February 4, 2005, incorporated by reference to Exhibit (3)(i)(e) to our Quarterly Report on Form 10-Q for the period ended December 31, 2004 (File No. 001-09318).**

3.6	Amended and Restated By-laws of Franklin Resources, Inc. (as adopted on March 4, 2008), incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on March 4, 2008 (File No. 001-09318).**

4.1	Indenture, between Franklin Resources, Inc. and The Bank of New York Trust Company, N.A. as successor to Chemical Bank, as trustee, dated as of May 19, 1994, incorporated by reference to Exhibit 4 to our Registration Statement on Form S-3, filed with the SEC on April 14, 1994 (File No. 033-53147).**

5.1	Opinion of Weil, Gotshal & Manges LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

25.1	Statement of eligibility of Trustee.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.
**	Incorporated by reference.